UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2006

COMSYS IT PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27792	56-1930691
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(Address of Principal Executive Offices)
(713) 386-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     See discussion in Item 2.03 below, which is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     See discussion in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 15, 2006, COMSYS IT Partners, Inc. (the “Company”) and its U.S. subsidiaries entered into a Consent and Third Amendment to Credit Agreement with Merrill Lynch Capital, as administrative agent, ING Capital LLC, Allied Irish Banks PLC and BMO Capital Markets Financing, Inc., as co-documentation agents, and GMAC Commercial Finance LLC, as syndication agent (the “Amendment”), pursuant to which the Company amended its credit facilities.
     Among other things, the Amendment provided for an increase in the Company’s borrowing capacity under its existing first lien revolving credit facility from $145.0 million to 160.0 million. The Company used borrowings under the amended first lien revolving credit facility to repay all of its outstanding indebtedness in the principal amount of $30.0 million under its existing second lien term loan, together with all accrued and unpaid interest thereon and the applicable prepayment premiums. In connection with this repayment, the second lien term loan was terminated. The Company will incur a charge of approximately $0.9 million in the fourth quarter 2006 related to the early repayment of the second lien term loan, the write-off of certain deferred financing costs and certain other expenses incurred in connection with this refinancing.
     The Amendment also reduced interest rates applicable to the Company’s senior debt. Following the Amendment, loans under the first lien revolving credit facility and first lien term loan and all other senior obligations will bear interest at LIBOR plus a margin that can range from 1.75% to 2.00% or, at the Company’s option, the prime rate plus a margin that can range from 0.75% to 1.00%, each depending on the Company’s total debt to adjusted EBITDA ratio.
     The foregoing descriptions of the credit facilities are qualified in their entirety by the full text of the documents attached hereto as exhibits and incorporated by reference in this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Exhibit
10.1*	Consent and Third Amendment to Credit Agreement, dated as of December 15, 2006, among COMSYS Services LLC, COMSYS Information Technology Services, Inc. and Pure Solutions, Inc., as borrowers, COMSYS IT Partners, Inc., PFI LLC and COMSYS IT Canada, Inc., as guarantors, COMSYS Services LLC, acting in its capacity as borrowing agent and funds administrator for the borrowers, Merrill Lynch Capital, as administrative agent, a lender, sole bookrunner and sole lead arranger, ING Capital LLC, Allied Irish Banks PLC and BMO Capital Markets Financing, Inc., as co-documentation agents and as lenders, GMAC Commercial Finance LLC, as syndication agent and as a lender, and the lenders from time to time party thereto.

99.1*	Press release entitled “COMSYS IT Partners, Inc. Announces Payoff of Second Lien Term Loan.”

* Filed herewith.
[SIGNATURE PAGE TO FOLLOW]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: December 18, 2006	By:	/s/ JOSEPH C. TUSA, JR.
	Name:	Joseph C. Tusa, Jr.
	Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1*	Consent and Third Amendment to Credit Agreement, dated as of December 15, 2006, among COMSYS Services LLC, COMSYS Information Technology Services, Inc. and Pure Solutions, Inc., as borrowers, COMSYS IT Partners, Inc., PFI LLC and COMSYS IT Canada, Inc., as guarantors, COMSYS Services LLC, acting in its capacity as borrowing agent and funds administrator for the borrowers, Merrill Lynch Capital, as administrative agent, a lender, sole bookrunner and sole lead arranger, ING Capital LLC, Allied Irish Banks PLC and BMO Capital Markets Financing, Inc., as co-documentation agents and as lenders, GMAC Commercial Finance LLC, as syndication agent and as a lender, and the lenders from time to time party thereto.

99.1*	Press release entitled “COMSYS IT Partners, Inc. Announces Payoff of Second Lien Term Loan.”

* Filed herewith.